Exhibit 1.1
Equity Lifestyle Properties, Inc.
8,000,000 Shares of 8.034% Series A Cumulative Redeemable Perpetual Preferred Stock
(Liquidation Preference $25 per share)
(Par Value $0.01 Per Share)
UNDERWRITING AGREEMENT
March 1, 2011
Wells Fargo Securities, LLC
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
Morgan Stanley & Co. Incorporated
as Representatives of the several Underwriters
           c/o Wells Fargo Securities, LLC
                 301 S. College Street
                 Charlotte, NC 28288
Ladies and Gentlemen:
     Each of the parties listed on Schedule I hereto (each a “Selling Stockholder” and together, the “Selling Stockholders”) proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the respective numbers of shares of 8.034% Series A Cumulative Redeemable Perpetual Preferred Stock (“Preferred Stock”) of Equity Lifestyle Properties, Inc., a Maryland corporation (the “Company”), set forth in Schedule I (said shares to be sold by the Selling Stockholders being hereinafter called, the “Securities”). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.
     The Company and the Underwriters agree that up to 800,000 shares of the Securities to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale by the Underwriters to certain persons designated by the Company (the “Invitees”), as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. The Company solely determined, without any direct or indirect participation by the Underwriters, the Invitees who will purchase Reserved Securities (including the amount to be purchased by such persons) sold by the Underwriters. To the extent that such Reserved Securities are not orally confirmed for purchase by Invitees by 9:00 A.M. (New York City time) on the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

     The Company has filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 (“Rule 405”) of the rules and regulations (the “1933 Act Regulations”) of the Commission promulgated under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3ASR (No. 333-159014), including the related base prospectus, covering the registration of shares of preferred stock, shares of common stock, depositary shares representing preferred stock, warrants and rights under the 1933 Act, and the offer and sale thereof from time to time in accordance with Rule 415 of the 1933 Act Regulations. Such registration statement, and any post-effective amendment thereto, became effective upon filing with the Commission in accordance with Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Securities in accordance with the provisions of Rule 430B of the 1933 Act Regulations (“Rule 430B”) and paragraph (b) of Rule 424 of the 1933 Act Regulations (“Rule 424(b)”). Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to herein as “Rule 430B Information.” Each base prospectus and prospectus supplement used in connection with the offering of the Securities that omitted Rule 430B Information is referred to herein collectively as a “preliminary prospectus.” Such registration statement, at any given time, including any amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, is herein referred to as the “Registration Statement;” provided, however, that “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Underwriters and the Securities (within the meaning of Rule 430B(f)(2)). The final base prospectus and the final prospectus supplement, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act prior to the time of the execution of this Agreement, are referred to herein collectively as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”).
          All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package (as defined herein) (or other references of like import) shall be deemed to include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package, as the case may be, prior to the execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is or is deemed to be incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus, the Prospectus or the General Disclosure Package, as the case may be, at or after the execution of this Agreement.
     1. Representations and Warranties. Each of the Company and MHC Operating Limited Partnership, an Illinois limited partnership (the “Operating Partnership” and together with the Company and MHC Trust, a Maryland real estate investment trust and a majority owned subsidiary of the Company (“MHC Trust”), the “Transaction Entities”), jointly and severally represents and warrants to, and agrees with, each Underwriter as of the date hereof, as of the Applicable Time (as defined below), and as of the Closing Date (as defined in Section 3 hereof), as follows:
     (i) The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement was filed by the Company with the Commission not earlier than three years prior to the date hereof. The Registration Statement became effective under the 1933 Act upon filing with the Commission. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities have been and remain eligible for registration by the Company on an automatic shelf registration statement. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations has been received by the Company. No order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened or contemplated by the Commission or the securities authority of any jurisdiction. Any request on the part of the Commission for additional information has been complied with.
     At the respective times the Registration Statement and any post-effective amendments thereto became effective, at each deemed effective date with respect to the Underwriters and the Securities pursuant to Rule 430B(f)(2), at the Closing Date, the Registration Statement and any amendments and supplements thereto complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, at the Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Any preliminary prospectus (including the prospectus filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and any such preliminary prospectus and the Prospectus delivered or made available to the Underwriters for use in connection with the offering of Securities was and will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     As of the Applicable Time, each Issuer Free Writing Prospectus (as defined below) identified on Schedule III and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     The representations and warranties in the preceding three paragraphs shall not apply to statements in or omissions from the Registration Statement, or any post-effective amendment thereto, or the Prospectus or the General Disclosure Package, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company in writing by the Representatives on behalf of the Underwriters expressly for use therein (that information being limited to that described in the last sentence of Section 8(b) hereof).
     As used in this subsection and elsewhere in this Agreement:
     “Applicable Time” means 11:15 a.m. (New York City time) on March 1, 2011 or such other time as agreed by the Selling Stockholders and the Underwriters.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities (including any identified on Schedule III hereto) that (i) is required to be filed with the Commission by the Company, or (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
     “Statutory Prospectus” as of any time means the base prospectus that is included in the Registration Statement and the preliminary prospectus supplement relating to the Securities immediately prior to that time, including the documents incorporated or deemed incorporated by reference therein at such time.
     (ii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, (a) at the time the Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of the Securities, and (c) at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (iii) (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations, and (D) as of the execution of this Agreement, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.
     (iv) (i) At the original effectiveness of the Registration Statement, (ii) at the earliest time after the original effectiveness of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and (iii) as of the execution of this Agreement (with such time of execution being used as the determination date for purposes of this clause (iii)), the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.
     (v) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Underwriters as described in Section 5(b) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, including any document incorporated or deemed incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any such Issuer Free Writing Prospectus based upon and in conformity with information furnished to the Company in writing by the Representatives on behalf of the Underwriters expressly for use therein (that information being limited to that described in the last sentence of Section 8(b) hereof).
     (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full power and authority (corporate and other) to own or lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the operation of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have, or reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), business, earnings, properties, assets or prospects of the Transaction Entities and each direct or indirect subsidiary of the Company, other than MHC Trust and the Operating Partnership (each a “Subsidiary” and collectively, the “Subsidiaries”), taken as a whole, whether or not arising from transactions in the ordinary course of business (“Material Adverse Effect”).
     (vii) The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Illinois, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property or the operation of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have, or reasonably be expected to have, a Material Adverse Effect, and has full power and authority necessary to own or lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; MHC Trust has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the operation of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have, or reasonably be expected to have, a Material Adverse Effect, and has full power and authority necessary to own or lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; and MHC Trust is the sole general partner of the Operating Partnership.
     (viii) Each direct or indirect significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X under the 1933 Act Regulations) of the Company and the subsidiaries included on Exhibit 21 to the Company’s annual report on Form 10-K for the year ended December 31, 2010, other than MHC Trust and the Operating Partnership (each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”), has been duly formed and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to be in good standing would not have, or be reasonably expected to have, a Material Adverse Effect, and is duly qualified to do business as a foreign corporation, partnership or limited liability company in good standing in all other jurisdictions in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have, or be reasonably expected to have, a Material Adverse Effect; all of the issued and outstanding capital stock or other ownership interests of MHC Trust and each Significant Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and were offered in compliance with all applicable laws (including, without limitation, federal and state securities laws) in all material respects; and except as described in the Registration Statement, the General Disclosure Package and the Prospectus, MHC Trust’s ownership interests and each Significant Subsidiary’s capital stock or other ownership interests are currently owned and will, immediately following the Closing Date, continue to be owned by the Company, directly or through subsidiaries, free and clear of any security interests, liens, mortgages, encumbrances, pledges, claims, defects or other restrictions of any kind (collectively, “Liens”), except where such Liens would not have, or reasonably be expected to have, a Material Adverse Effect. None of such equity interests were issued in violation of the preemptive or other similar rights of any securityholder of MHC Trust or such Significant Subsidiary. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for equity interests or other securities of MHC Trust or any Significant Subsidiary.
     (ix) The Company’s authorized capitalization is as set forth in the documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Description of Common Stock” and “Description of Preferred Stock” the Company’s outstanding shares of common stock, par value $.01 per share (the “Common Stock”) are duly listed and admitted and authorized for trading on the New York Stock Exchange, Inc. (the “NYSE”); the Securities conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and in the base prospectus dated, May 6, 2009, under the caption “Description of Our Preferred Stock” and in the preliminary prospectus dated February 28, 2011 and the Prospectus dated March 1, 2011 under the caption “Description of Series A Preferred Stock”) and, at the Closing Date, the Securities will have been approved for listing on the NYSE, subject to official notice of issuance; and, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.
     (x) The Securities and all other outstanding shares of capital stock of the Company, including any restricted shares of common stock, have been duly and validly authorized; all outstanding shares of capital stock of the Company are, and upon the exchange of the OP Preferred Units (as defined below) for the Securities in accordance with the Exchange Agreement (as defined below), the Securities will have been, validly issued, fully paid and nonassessable, will have been, or will be, offered and sold or exchanged, as the case may be, in compliance with all applicable laws (including, without limitation, federal and state securities laws) in all material respects, will conform, in all material respects, to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus and will be substantially in the form filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement; and the stockholders of the Company have no preemptive or other similar rights with respect to the Securities. Upon the exchange of the OP Preferred Units for the Securities in accordance with the Exchange Agreement, the Selling Stockholders will receive good, valid and marketable title to such Securities, free and clear of all Liens. The certificates to be used to evidence the Securities, if any, will be in substantially the form filed as an exhibit to the Registration Statement and will, on the Closing Date, be in proper form and will comply in all material respects with all applicable legal requirements, the requirements of the charter and by-laws of the Company and the requirements of the NYSE.
     (xi) The outstanding common units of limited partnership in the Operating Partnership (the “OP Units”) have been duly authorized for issuance by the Operating Partnership, and are validly issued. The OP Units have been offered, issued and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws) in all material respects and conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus in all material respects. None of the OP Units were issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or other securities of the Operating Partnership.
     (xii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Transaction Entities and any person that would give rise to a valid claim against the Transaction Entities or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
     (xiii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.
     (xiv) None of the Transaction Entities or the Subsidiaries (i) is in violation of its charter, declaration of trust, by-laws, certificate of formation, operating agreement or partnership agreement or similar organizational or governing documents, (ii) to the knowledge of the Company, is in default (whether with or without the giving of notice or passage of time or both) in the performance or observance of any obligation, agreement, term, covenant or condition contained in a contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, ground lease, development agreement, reciprocal easement agreement, deed restriction, utility agreement, management agreement or other agreement or instrument to which it is a party or by which it is bound, or to which any of the Properties (as hereinafter defined) or any of its other property or assets is subject (collectively, “Agreements and Instruments”), or (iii) to the knowledge of the Company, is in violation of any statute, law, ordinance, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority to which it or the Properties or any of its other properties or assets is subject, except, in the case of clauses (ii) and (iii), for such defaults or violations that would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (xv) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be made or obtained by the Transaction Entities or the Subsidiaries in connection with the transactions contemplated by this Agreement, except such consents, approvals, authorizations, filings or orders (i) as have been obtained under the 1933 Act, or (ii) as may be required under the state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the General Disclosure Package and the Prospectus.
     (xvi) The execution, delivery and performance of this Agreement, the Exchange Agreement and the Registration Rights Agreement (as defined below) by the Transaction Entities party hereto and thereto, as the case may be, and consummation of the transactions contemplated hereby and thereby do not and will not (whether with or without the giving of notice or passage of time or both) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or give rise to any right of termination, acceleration, cancellation, repurchase or redemption) or Repayment Event (as hereinafter defined) under, or result in the creation or imposition of a Lien (other than those described in the Registration Statement, the General Disclosure Package and the Prospectus) upon any of the properties or assets of any of the Transaction Entities or the Subsidiaries pursuant to, (i) any statute, law, rule, ordinance, regulation, judgment, order or decree of any court, domestic or foreign, regulatory body, administrative agency, governmental body, arbitrator or other authority, domestic or foreign, having jurisdiction over any of the Transaction Entities or the Subsidiaries or any of their properties or assets, (ii) any term, condition or provision of any Agreements or Instruments, or (iii) the charter, declaration of trust, by-laws, certificate of formation, operating agreement or partnership agreement or similar organizational or governing documents, as applicable, of any of the Transaction Entities or the Subsidiaries, except, in the case of clauses (i) and (ii), for such conflicts, breaches, defaults, violations, rights, Repayment Events or Liens that are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has full power and authority to authorize and issue the Securities and exchange the Securities for the OP Preferred Units as contemplated by the Exchange Agreement. As used herein, “Repayment Event” means any event or condition which, without regard to compliance with any notice or other procedural requirements, gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Transaction Entities or the Subsidiaries.

     (xvii) This Agreement has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership, and the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as the same has been or may be amended and/or restated from time to time (the “Operating Partnership Agreement”), has been duly and validly authorized, executed and delivered by the Transaction Entities party thereto; and each of this Agreement and the Operating Partnership Agreement, assuming due authorization, execution and delivery by the parties thereto (other than the Transaction Entities), is a valid and binding agreement of each of the Transaction Entities party thereto, enforceable against the Transaction Entities party thereto in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws relating to creditors’ rights and general principles of equity and except as rights to indemnify and contribution thereunder may be limited by applicable law or policies underlying such law.
     (xviii) The Exchange Agreement, dated as of the date hereof (the “Exchange Agreement”), by and among the Company, the Operating Partnership and the Selling Stockholders, pursuant to which the Selling Stockholders have agreed to exchange their 8.0625% Series D Cumulative Redeemable Perpetual Preference (the “Series D Units”) Units and 7.95% Series F Cumulative Redeemable Perpetual Preference Units (the “Series F Units”) with an aggregate liquidation amount of $200 million issued by the Operating Partnership (together, the “OP Preferred Units”) for the Preferred Stock with an aggregate liquidation amount of $200 million, has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership and, assuming due authorization, execution and delivery by the parties thereto (other than the Company and the Operating Partnership), is a valid and binding agreement of each of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws relating to creditors’ rights and general principles of equity and except as rights to indemnify and contribution thereunder may be limited by applicable law or policies underlying such law. The Registration Rights Agreement, dated as of the date hereof (the “Registration Rights Agreement”), by and among the Company and the Selling Stockholders concerning shares of Preferred Stock owned by the Selling Stockholders following the Closing Date, has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the parties thereto (other than the Company), is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws relating to creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law. Each of the Exchange Agreement and the Registration Rights Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

     (xix) The outstanding OP Preferred Units have been duly authorized for issuance by the Operating Partnership, and are validly issued. The OP Preferred Units have been offered, issued and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws) in all material respects, and conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus in all material respects. None of the OP Preferred Units were issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership.
     (xx) The Transaction Entities and the Subsidiaries possess all certificates, authorities, licenses, consents, approvals, permits and other authorizations (“Licenses”) issued by appropriate governmental agencies or bodies or third parties necessary to conduct the business now operated by them, are in compliance with the terms and conditions of all such Licenses, and have not received any notice of proceedings relating to the revocation or modification of any such Licenses except where the failure to possess any such License or to comply with any of its terms and conditions, or an adverse determination in any proceeding, would not individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect.
     (xxi) The consolidated financial statements of the Company and its subsidiaries included or incorporated or deemed incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the consolidated financial position of the Company at the dates indicated and the consolidated statements of operations, changes in stockholders’ equity and cash flows of the Company for the periods specified; and said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and subject to normal year-end adjustments in the case of any unaudited interim financial statements) and have been prepared on a consistent basis with the books and records of the Company. The supporting schedules included or incorporated or deemed incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated or deemed incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included or incorporated or deemed incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus. No other historical or pro forma financial statements (or schedules) are required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be included or incorporated or deemed incorporated by reference in the Registration Statement or the Prospectus. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable.

     (xxii) Ernst & Young LLP, who certified the financial statements, and supporting schedules and historical summaries of revenues and certain operating expenses for the properties related thereto included or incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and delivered the initial letter referred to in Section 6(g) hereof, are independent registered certified public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.
     (xxiii) The Company, beginning with its taxable year ended December 31, 1993 has been organized and operated, and as of the Closing Date, will continue to be organized and operated, in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code 1986, as amended (the “Code”), and the current and proposed method of operation of the Company, as described in the Registration Statement, the General Disclosure Package and the Prospectus, will permit the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for so long as the Board of Directors of the Company deems it in the best interests of the Company’s stockholders to remain so qualified for taxation as a REIT under the Code.
     (xxiv) All federal, state, local and foreign tax returns or valid extensions filed for, and reports required to be filed by any of the Transaction Entities or the Subsidiaries, in each case, to the extent material (“Returns”), have been timely filed (to the extent certain Returns were not timely filed, any delay has not had, and is not reasonably expected to have a Material Adverse Effect); all such Returns are true, correct and complete in all material respects; and all federal, state, county, local or foreign taxes, charges, fees, levies, fines, penalties or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, disability, employment, pay-roll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any Governmental Authority (as defined hereafter) (including any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability), in each case, to the extent material (“Taxes”), shown in such Returns or on assessments received by any of the Transaction Entities or the Subsidiaries or otherwise due and payable or claimed to be due and payable by any Governmental Authority, have been paid, except for any such tax, charge, fee, levy, fine, penalty or other assessment that (i) is currently being contested in good faith, (ii) would not have, or reasonably be expected to have, a Material Adverse Effect or (iii) is described in the Registration Statement, the General Disclosure Package and the Prospectus. None of the Transaction Entities or the Subsidiaries has requested any extension of time within which to file any Return, which Return has not since been filed within the extended time (to the extent any such Returns were not filed within the extended time, it has not had, and is not reasonably expected to have a Material Adverse Effect). None of the Transaction Entities or the Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns that has had or is reasonably expected to have, a Material Adverse Effect. No audits or other administrative proceedings or court proceedings are presently pending or threatened against any of the

Transaction Entities or the Subsidiaries with regard to any Taxes or Returns of any of the Transaction Entities or the Subsidiaries that has had or is reasonably expected to have, a Material Adverse Effect.
     (xxv) Each of the Transaction Entities and the Subsidiaries has complied in all material respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1446, 3401 through 3406, and 6041 and 6049 of the Code, as well as similar provisions under any other laws, and has, within the time and in the manner prescribed by law, withheld and paid over to the proper governmental authorities all material amounts required in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.
     (xxvi) None of the Transaction Entities or the Subsidiaries (including any predecessor entities) has distributed, or prior to the later of the Closing Date and the completion of the distribution of the Securities, will distribute, any offering material in connection with the offering or sale of the Securities other than the Registration Statement, the General Disclosure Package and the Prospectus and any other written materials consented to by the Representatives pursuant to Section 5(f) hereof) (it being understood that no representation is made with respect to any other materials distributed by the Representatives).
     (xxvii) Each of the Transaction Entities and the Subsidiaries is in compliance, in all material respects, with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any of the Transaction Entities would have any liability, other than as would not reasonably be expected to have a Material Adverse Effect; none of the Transaction Entities or the Subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code, including the regulations and published interpretations thereunder other than as would not reasonably be expected to have a Material Adverse Effect; and each “pension plan” for which any of the Transaction Entities or the Subsidiaries would have any liability and that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not have, or reasonably be expected to have, a Material Adverse Effect.
     (xxviii) The assets of the Transaction Entities and the Subsidiaries do not constitute “plan assets” of an ERISA regulated employee benefit plan.
     (xxix) (1) The Transaction Entities or the Subsidiaries or any other subsidiary or joint venture in which the Transaction Entities or any Subsidiary owns an interest, as the case may be, will have good and marketable fee simple title or leasehold title to all of the properties and other assets owned or leased by the Transaction Entities, the Subsidiaries or the applicable subsidiary or joint venture (the “Properties”), in each case, free and clear of all Liens, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or such as would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (2) all Liens on or affecting the Properties that are required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus are disclosed therein and none of the Transaction Entities or the Subsidiaries is in default under any such Lien except for such defaults that would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (3) all of the leases and subleases material to the business of the Transaction Entities and the Subsidiaries, taken as a whole, and under which the Transaction Entities or any of the Subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and none of the Transaction Entities or any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of any of the Transaction Entities or any Subsidiary under any of such leases or subleases, or affecting or questioning the rights of any of the Transaction Entities or such Subsidiary to the continued possession of the leases or subleased premises under any such lease or sublease; (4) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Transaction Entities or the Subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning the Properties or any part thereof which violation would have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (5) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, each of the Properties complies with all applicable zoning laws, laws, ordinances, regulations, development agreements, reciprocal easement agreements, ground or airspace leases and deed restrictions or other covenants, except where the failure to comply would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or could not result in a forfeiture or reversion of title; and (6) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Transaction Entities or the Subsidiaries has received from any Governmental Authority any written notice of any condemnation of or zoning change materially affecting the Properties or any part thereof, and none of the Transaction Entities or the Subsidiaries knows of any such condemnation or zoning change which is threatened and which if consummated would have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (xxx) Each of the Transaction Entities and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are generally deemed prudent and customary in the businesses in which they are or will be engaged as described in the Registration Statement, the General Disclosure Package and the Prospectus; all policies of insurance and fidelity or surety bonds insuring any of the Transaction Entities or the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; each of the Transaction Entities and the Subsidiaries is in compliance with the terms of such policies and instruments in all material respects; except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material claims by any of the Transaction Entities or the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Transaction Entities or the Subsidiaries has been refused any insurance coverage sought or applied for; and none of the Transaction Entities or the Subsidiaries has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue to conduct its business as currently conducted or as proposed to be conducted in the Registration Statement, the General Disclosure Package and the Prospectus at a cost that would not have a Material Adverse Effect.
     (xxxi) Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the mortgages and deeds of trust encumbering the Properties owned or leased by any of the Transaction Entities or the Subsidiaries are described in the Registration Statement, the General Disclosure Package and the Prospectus and are not convertible and none of the Transaction Entities, the Subsidiaries, or any person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property other than the Properties except as would not have a Material Adverse Effect.
     (xxxii) The Operating Partnership or a Subsidiary has title insurance on the fee interests and/or leasehold interests in each of the Properties covering such risks and in such amounts as are commercially reasonable for the assets owned or leased by them and that are consistent with the types and amounts of insurance typically maintained by owners and operators of similar properties, and in each case such title insurance is in full force and effect.
     (xxxiii) Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) the Transaction Entities and the Subsidiaries and the Properties have been and are in material compliance with, and none of the Transaction Entities or the Subsidiaries has any material liability under, applicable Environmental Laws (as hereinafter defined), (ii) none of the Transaction Entities, the Subsidiaries, or, to the knowledge of the Transaction Entities, the prior owners or occupants of the Properties at any time or any other person or entity has at any time released (as such term is defined in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”)) or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties or other assets owned by the Transaction Entities or the Subsidiaries, except for such releases or dispositions as would not be reasonably likely to cause the Transaction Entities or the Subsidiaries to incur material liability, (iii) the Transaction Entities do not intend to use the Properties or other assets owned by any of the Transaction Entities or the Subsidiaries or any subsequently acquired properties, other than in material compliance with applicable Environmental Laws, (iv) none of the Transaction Entities or the Subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to the Properties, or onto lands or other assets owned by the Transaction Entities or the Subsidiaries from which Hazardous Materials might seep, flow or drain into such waters except for such as would not be reasonably likely to cause the Transaction Entities or the Subsidiaries to incur material liability, (v) none of the Transaction Entities or the Subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law or common law by any governmental or quasi-governmental body or any third party with respect to the Properties or other assets described in the Registration Statement, the General Disclosure Package and the Prospectus or arising out of the conduct of the Transaction Entities or the Subsidiaries, except for such claims that would not be reasonably likely to cause the Transaction Entities to incur material liability and (vi) neither the Properties nor any other assets currently owned by any of the Transaction Entities or the Subsidiaries is included or, to the best of the Transaction Entities’ and the Subsidiaries’ knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or, to the best of the Transaction Entities’ and the Subsidiaries’ knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other applicable Environmental Law or issued by any other Governmental Authority. To the knowledge of the Transaction Entities and the Subsidiaries, there have been no and are no (i) aboveground or underground storage tanks, (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment, (iii) asbestos or asbestos containing materials, (iv) lead based paints, (v) dry-cleaning facilities, or (vi) wet lands, in each case in, on, under, or adjacent to any Property or other assets owned by the Transaction Entities or the Subsidiaries the existence of which has had, or is reasonably expected to have, a Material Adverse Effect.
     As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any applicable federal, state or local environmental law, ordinance, statute, rule or regulation including, without limitation, CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§5101-5128, the Solid Waste Disposal Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to any of the foregoing (including environmental statutes not specifically defined herein) (individually, an “Environmental Law” and collectively, “Environmental Laws”) or by any federal, state or local governmental authority having or claiming jurisdiction over the Properties and other assets described in the Registration Statement, the General Disclosure Package and the Prospectus (a “Governmental Authority”).
     (xxxiv) No labor problem or dispute with the employees of any of the Transaction Entities or the Subsidiaries exists or, to the knowledge of the Transaction Entities, is threatened or imminent, and the Transaction Entities are not aware of any existing or, to the knowledge of the Transaction Entities, imminent labor disturbance by the employees of any of their or their Subsidiaries’ principal suppliers, contractors or customers, that would have, individually or in the aggregate, a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.
     (xxxv) The Transaction Entities and the Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Transaction Entities’ business as now conducted or as proposed in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, (a) to the knowledge of the Company, there are no material rights of third parties to any such Intellectual Property, (b) to the knowledge of the Company, there is no material infringement by third parties of any such Intellectual Property, (c) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Transaction Entities’ rights in or to any such Intellectual Property, that would result, individually or in the aggregate, in a Material Adverse Effect, and the Transaction Entities are unaware of any facts which would form a reasonable basis for any such claim, (d) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, that would result, individually or in the aggregate, in a Material Adverse Effect, and the Transaction Entities are unaware of any facts which would form a reasonable basis for any such claim and (e) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Transaction Entities infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others, that would result, individually or in the aggregate, in a Material Adverse Effect, and the Transaction Entities are unaware of any other fact which would form a reasonable basis for any such claim.
     (xxxvi) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against or affecting any of the Transaction Entities, the Subsidiaries or any of the Properties or other assets that, if determined adversely to any of the Transaction Entities or the Subsidiaries, would have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or would materially and adversely affect the ability of the Transaction Entities to perform their obligations under this Agreement, or which are required under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus; and no such actions, suits or proceedings are, to the Transaction Entities’ knowledge, threatened or contemplated.
     (xxxvii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the latest audited financial statements included or incorporated or deemed incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, (1) there has been no Material Adverse Effect, (2) there have been no transactions entered into by any of the Transaction Entities or the Subsidiaries which are material with respect to the Transaction Entities and their Subsidiaries taken as a whole, (3) none of the Transaction Entities or the Subsidiaries has incurred any obligation or liability, direct, contingent or otherwise that is or would be material to the Transaction Entities and the Subsidiaries taken as a whole and (4) there has been no dividend or distribution of any kind declared, paid or made by the Transaction Entities on any class of its capital stock or by the Operating Partnership or any of its subsidiaries with respect to its OP Units (except for the final distribution on the Series D Units and Series F Units provided for by the Exchange Agreement).
     (xxxviii) None of the Transaction Entities nor any Subsidiary is or, after giving effect to the transactions contemplated by this Agreement and the Exchange Agreement, none of the Transaction Entities will be, an “investment company” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).
     (xxxix) There is no contract or other document to which any of the Transaction Entities or the Subsidiaries is a party that is required by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.
     (xl) No relationship, direct or indirect, exists between or among any of the Transaction Entities on the one hand, and the directors, officers or stockholders of the Transaction Entities on the other hand, which is required pursuant to the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described.
     (xli) No relationship, direct or indirect, exists between or among any of the Transaction Entities, the directors, officers, partners or stockholders of the Transaction Entities on the one hand, and any Selling Stockholder, on the other hand, which is required pursuant to the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described.
     (xlii) Except (i) to the extent not required to be described or filed pursuant to the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, (ii) as described in the Registration Statement, the General Disclosure Package and the Prospectus or (iii) for the agreements referred to herein, none of the Transaction Entities’ or the Subsidiaries’ directors, officers, interest holders, stockholders, members, partners, members of management, other employees or their respective affiliates is a party to any contracts or agreements with any of the Transaction Entities or the Subsidiaries.

     (xliii) Each of the Transaction Entities and the Subsidiaries (i) makes and keeps accurate books and records in all material respects and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (xliv) The operations of the Transaction Entities and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Transaction Entities or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (xlv) None of the Transaction Entities, the Subsidiaries or, to the knowledge of the Transaction Entities, their respective officers, directors, members or controlling persons has taken, or will take, directly or indirectly, any action designed to or that might reasonably be expected to result in a violation of Regulation M under the 1934 Act or cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.
     (xlvi) Except as otherwise disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, with respect to stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and the subsidiaries (the “Company Stock Plans”), (i) each Stock Option designated by the Company or the relevant subsidiary of the Company at the time of grant as an “incentive stock option” under Section 422 of the Code, so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company or the relevant subsidiary of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the 1934 Act and all other applicable laws and regulatory rules or requirements, including the rules of the NYSE and any other exchange on which the securities of the Company or the relevant subsidiary are traded, (iv) the per share exercise price of each Stock Option was equal to or greater than the fair market value of a share of Common Stock on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with GAAP in the consolidated financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the 1934 Act and all other applicable laws. Neither the Company nor any of the subsidiaries has knowingly granted, and there is no and has been no policy or practice of the Company or any of the subsidiaries of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release of other public announcement of material information regarding the Company or the subsidiaries or their results of operations or prospects.
     (xlvii) Throughout the period from its formation through the date hereof, each of the Operating Partnership and any other Subsidiary that is a partnership or a limited liability company has been properly classified either as a partnership or as an entity disregarded as separate from the Company for federal income tax purposes and is not a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.
     (xlviii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Operating Partnership or the Subsidiaries are currently prohibited, directly or indirectly, from paying any distributions to the Company to the extent permitted by applicable law, from making any other distribution on the Operating Partnership’s partnership interests, or from repaying to the Company any loans or advances made by the Company to the Operating Partnership or any such Subsidiary.
     (xlix) The Company has not and will not direct the Underwriters to offer or sell any Reserved Securities outside the United States.
     (l) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, in each case, to the extent the Sarbanes-Oxley Act applies to the Company.
     (b) Each Selling Stockholder severally and not jointly represents and warrants to, and agrees with, each Underwriter as of the date hereof, as of the Applicable Time and as of the Closing Date, as follows:
     (i) None of the Registration Statement, the General Disclosure Package or the Prospectus, or any amendments or supplements to any of the foregoing documents, includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that such representations and warranties set forth in this subsection (b)(i) apply only to statements or omissions made in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, the General Disclosure Package, the Prospectus or any other Issuer Free Writing Prospectus or any amendment or supplement thereto, which information shall consist of (i) the names of the Selling Stockholders, (ii) the number of shares of Preferred Stock owned and proposed to be sold by the Selling Stockholders, (iii) any material relationships between the Selling Stockholders and the Company as disclosed in questionnaires completed by the Selling Stockholders and set forth under the caption “Selling Stockholders” therein, and (iv) the Selling Stockholders’ intended use of proceeds (collectively, the “Selling Stockholder Information”); such Selling Stockholder is not prompted to sell the Securities to be sold by such Selling Stockholder hereunder by any information concerning the Transaction Entities or any of their Subsidiaries which is not set forth in the Registration Statement, the General Disclosure Package and the Prospectus.
     (ii) This Agreement has been duly and validly authorized, executed and delivered by such Selling Stockholder and, assuming due authorization, execution and delivery by the parties hereto (other than such Selling Stockholder), is a valid and binding agreement of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.
     (iii) The Exchange Agreement has been duly and validly authorized, executed and delivered by such Selling Stockholder and, assuming due authorization, execution and delivery by the parties thereto (other than such Selling Stockholder), is a valid and binding agreement of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws relating to creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law. The Exchange Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.
     (iv) The execution, delivery and performance of this Agreement and the Exchange Agreement and the consummation of the transactions contemplated herein and therein, including the exchange of the OP Preferred Units for Preferred Stock and the sale and delivery of the Securities to be sold by the Selling Stockholder and the sale and delivery of the Securities to be sold by the Selling Stockholder, and compliance by such Selling Stockholder with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Stockholder or any property or assets of such Selling Stockholder pursuant to any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Stockholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties.
     (v) Such Selling Stockholder holds valid title, free and clear of any Liens, to the OP Preferred Units and, upon consummation of the transactions contemplated by the Exchange Agreement and as of the Closing Date (in each case, assuming due performance by the parties to the Exchange Agreement other than the Selling Stockholders), will have, valid title, free and clear of any Liens, to the Securities to be sold by such Selling Stockholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Securities.
     (vi) Upon payment of the purchase price for the Securities to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee, and the crediting of such Securities on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the Uniform Commercial Code then in effect in the State of New York (“UCC”), to such Securities), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Securities and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (I) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time

DTC or other securities intermediary does not have sufficient Securities to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Securities then held by DTC or such securities intermediary.
     (vii) Neither such Selling Stockholder nor any of its affiliates has taken, nor will they take, directly or indirectly, any action which is designed to or which has constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (viii) No filing with, or consent, approval, authorization, order, registration, qualification or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, domestic or foreign, is necessary or required for the performance by such Selling Stockholder of its obligations hereunder, under the Exchange Agreement or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or the Exchange Agreement, except such as have been already obtained or as made under the 1933 Act, the 1933 Act Regulations, the rules of the NYSE, state securities laws or the rules of FINRA.
     (ix) Such Selling Stockholder has not, prior to the execution of this Agreement, offered or sold any Securities by means of any “prospectus” (within the meaning of the Act), or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Securities, in each case other than the then most recent preliminary prospectus;
     (x) Such Selling Stockholder has not distributed any “free writing prospectus” (as defined in Rule 405) (other than the free writing prospectus(es) set forth in Schedule III hereto).
     (xi) Except for its affiliation with Eaton Vance Distributors Inc., neither the Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.
     (xii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
     (xiii) To the knowledge of each Selling Stockholder, no relationship, direct or indirect, exists between or among any of the Transaction Entities, the directors, officers, partners or stockholders of the Transaction Entities, on the one hand, and any Selling Stockholder, on the other hand, which is required pursuant to the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described.

          Any certificate signed by any officer or representative of the Transaction Entities and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by each of the Transaction Entities, as to matters covered thereby, to each Underwriter.
     2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each Selling Stockholder agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholders, at a purchase price of $23.9704 per share, the amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto. The Selling Stockholders and the Representatives agree that the initial public offering price shall be $24.75 per share.
     3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 a.m., New York City time, at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, on March 4, 2011 or at such time on such later date not more than three business days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Selling Stockholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Selling Stockholders by wire transfer payable in same-day funds to an account or accounts specified by the Selling Stockholders. Delivery of the Securities shall be made, and the Securities shall be registered in such names and denominations, as the Representatives shall have requested at least one full business day prior to the Closing Date.
     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the General Disclosure Package and the Prospectus.
     5. Agreements. Each of the Company and the Selling Stockholders, severally and not jointly, as the case may be, agrees with the several Underwriters that:
     (a) The Company will comply, subject to the remainder of this clause (a), with the requirements of Rule 430B. Prior to the termination of the offering of the Securities, the Company will not use or file any amendment to the Registration Statement or amendment or supplement to the General Disclosure Package or the Prospectus or any new registration statement relating to the Securities unless the Company has furnished to the Representatives and the Selling Stockholders a copy for review prior to filing and will not file or use any such proposed amendment, supplement or new registration statement to which they reasonably object. The Company has given the Representatives and the Selling Stockholders notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time. The Company will cause the Prospectus and any supplement thereto to be filed in a form approved by the Representatives and the Selling Stockholders with the Commission pursuant to the applicable paragraph of 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives and the Selling Stockholders of such timely filing. The Company will promptly advise the Representatives and the Selling Stockholders (a) of the effectiveness of any amendment to the Registration Statement or any new registration statement relating to the Securities, (b) of the transmittal to the Commission for filing of any supplement or amendment to the Prospectus or any document to be filed pursuant to the 1934 Act, (c) of the receipt of any comments from the Commission with respect to the Registration Statement or Prospectus or documents incorporated or deemed to be incorporated by reference therein, (d) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating thereto, (e) of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement, or notice objecting to its use pursuant to Rule 401(g)(2), or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the institution or threatening of any proceedings for that purpose or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement, (f) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities, and (g) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such order or the suspension of any such qualification, and, if issued, to obtain as soon as possible, the withdrawal thereof.
     The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus supplement filed pursuant to Rule 424(b)).
     (b) If, at any time when a prospectus relating to the Securities is required to be delivered (or but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”) would be required to be delivered) under the 1933 Act, any event or development occurs as a result of which, in the reasonable opinion of counsel for the Underwriters or for the Company or for the Selling Stockholders, the Registration Statement or the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, or if it shall be necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus to comply with the 1933 Act or the 1933 Act Regulations or to file a new registration statement relating to the Securities, the Company will promptly (1) notify the Representatives and the Selling Stockholders of any such event or development, (2) prepare and file with the Commission, subject to Section 5(a) hereof, such amendment, supplement or new registration statement which will correct such statement or omission, effect such compliance or satisfy such filing requirement, (3) use its best efforts to have any such amendment to the Registration Statement or new registration statement declared effective as soon as possible (if not an automatic shelf registration statement) and (4) supply any amended or supplemented Prospectus to the Underwriters in such quantities as they may reasonably request. If, at any time after the date hereof, an event or development occurs as a result of which, in the reasonable opinion of counsel for the Underwriters or for the Company or for the Selling Stockholders, the General Disclosure Package contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is used, not misleading, the Company promptly will (1) notify the Representatives and the Selling Stockholders of any such event or development, (2) prepare, subject to Section 5(a), an amendment or supplement to the General Disclosure Package to eliminate or correct such untrue statement or omission and (3) supply any amended or supplemented General Disclosure Package to the Underwriters in such quantities as they may reasonably request. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus, in the reasonable opinion of counsel for the Underwriters or for the Company, conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities), the Statutory Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and the Selling Stockholders and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The Underwriters’ delivery of any such amendment or supplement shall not constitute a waiver of any of the conditions in Section 6 hereof.
     (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act.
     (d) The Company will furnish to the Representatives and counsel for the Underwriters conformed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a conformed copy of the Registration Statement and, so long as delivery of a prospectus by an Underwriter or dealer is or may be (or but for the exception afforded by Rule 172 would be) required by the 1933 Act, as many copies of any preliminary prospectus and the Prospectus as the Representatives may reasonably request.
     (e) During the period from the date of this Agreement through the five year anniversary hereof, the Company will furnish upon request to the Representatives and the Selling Stockholders and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish upon request to the Representatives and the Selling Stockholders as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the 1934 Act or mailed to stockholders; provided that any document that is available on EDGAR shall be deemed furnished to the Underwriters and the Selling Stockholders.
     (f) Each of the Company and the Selling Stockholders represents and agrees that, unless it obtains the prior written consent of the Underwriters, and each Underwriter agrees that, unless it obtains the prior written consent of the Company, the Selling Stockholders and the other Underwriters, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission other than the Issuer Free Writing Prospectuses, if any, identified on Schedule III hereto. Each of the Issuer Free Writing Prospectuses, if any, identified on Schedule III hereto and free writing prospectuses, if any, consented to by the Company, the Selling Stockholders and the Underwriters is referred to herein as a “Permitted Free Writing Prospectus.” The Company represents that is has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. Notwithstanding the foregoing, each of the Company and the Selling Stockholders consent to the use by any Underwriter of a free writing prospectus that contains only (a)(i) information describing the preliminary terms of the Securities or their offering, (ii) information meeting the requirements of Rule 134 of the 1933 Act Regulations or (iii) information that describes the final terms of the Securities or their offering or (b) other customary information that is neither “issuer information,” as defined in Rule 433, nor otherwise an Issuer Free Writing Prospectus.
     (g) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
     (h) The Company will use its reasonable best efforts to meet the requirements to qualify, for the taxable year ending December 31, 2011 and for each of its succeeding taxable years for so long as the Board of Directors of the Company deems it in the best interests of the Company’s stockholders to remain so qualified, for taxation as a REIT under the Code.
     (i) The Company will use its best efforts to cause the Securities to be approved for listing, subject to official notice of issuance, on the NYSE prior to the Closing Date.
     (j) Other than with respect to the conversion of any Preferred Units owned by the Selling Stockholders in to shares of Preferred Stock, during a period of 60 days after the date of the Prospectus, the Company will not, directly or indirectly, without the prior written consent of the Representatives, offer, pledge, sell or contract to sell any Preferred Stock or security ranking on a parity with the Preferred Stock; purchase any option or contract to sell any Preferred Stock or security ranking on a parity with the Preferred Stock; grant any option, right or warrant to purchase any Preferred Stock or security ranking on a parity with the Preferred Stock; enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any Preferred Stock or security ranking on a parity with the Preferred Stock; take any of the foregoing actions with respect to any securities convertible into or exchangeable or excisable for or repayable with Preferred Stock or security ranking on a parity with the Preferred Stock; or file with the SEC a registration statement under the Securities Act relating to any additional Preferred Stock or securities convertible into or exchangeable or exercisable for Preferred Stock (other than the registration statement contemplated by the Registration Rights Agreement).
     (k) For so long as the delivery of a prospectus is required by federal or state law in connection with the offering or sale of the Securities, the Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply in all material respects with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.
     (l) The Company will file with the Commission such reports as may be required pursuant to Rule 463 under the 1933 Act.
     (m) Neither the Transaction Entities nor the Subsidiaries or any Selling Stockholder will take, directly or indirectly, any action designed to, or that would constitute or that might reasonably be expected to, cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any of their securities to facilitate the sale or resale of the Securities.
     (n) For so long as the delivery of a prospectus is required by federal or state law in connection with the offering or sale of the Securities, the Company will take such steps as shall be necessary to ensure that none of the Transaction Entities or any Subsidiary shall become an “investment company” within the meaning of such term under the 1940 Act and the rules and regulations of the Commission thereunder.
     (o) The Selling Stockholders agree, jointly and severally, to pay the costs, expenses and fees relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), any preliminary prospectus, the Prospectus, any Permitted Free Writing Prospectus and all amendments or supplements to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, any preliminary prospectus, the Prospectus, any Permitted Free Writing Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, the Exchange Agreement, any blue sky memorandum or any supplement thereto and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the 1934 Act and the listing of the Securities on NYSE; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the jurisdictions referenced in Section 5(g) hereof (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority (the “FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses reasonably incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities, if any; and (ix) the fees and expenses of the Company’s accountants (in an amount not to exceed $75,000), counsel (including local and special counsel in an amount not to exceed $400,000) and transfer agent and registrar.
     (p) Each Selling Stockholder agrees, jointly and severally, to pay all expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by, the Exchange Agreement and this Agreement, including (i) any stamp and other duties and stock and other transfer taxes, if any, payable upon the exchange of the OP Preferred Units for Preferred Stock and the sale of the Securities to the Underwriters and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of its counsel and other advisors.
     (q) The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholders may make for the sharing of costs and expenses which are as provided for in the Exchange Agreement.
     (r) During the period when a prospectus is required (or but for the exception afforded by Rule 172 would be required) to be delivered by the Underwriters under the 1933 Act or the 1934 Act, the Company will (1) comply with all provisions of the 1933 Act and (2) file all documents required to be filed with the Commission pursuant to the 1934 Act or the 1934 Act Regulations within the time periods prescribed therefor.
     (s) If at any time when Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify you, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to such Securities, in a form and substance satisfactory to you, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify you of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the “Registration Statement” shall include such new registration statement or post-effective amendment, as the case may be.
     (t) The Company will use its best efforts to file with the State of Maryland State Department of Assessments and Taxation Articles Supplementary classifying the Preferred Stock prior to the Closing Date.
     6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties (in each case, subject to the qualifications, if any, described therein) on the part of the Transaction Entities and the Selling Stockholders contained herein as of the date hereof, the Applicable Time and the Closing Date, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of its obligations hereunder and to the following additional conditions:
     (a) On the Closing Date, (i) the Registration Statement shall have been filed by the Company with the Commission not earlier than three years prior to the date hereof and became effective upon filing in accordance with Rule 462(e) of the 1933 Act Regulations and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters, and no notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations has been received by the Company, (ii) each preliminary prospectus and the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B), and no order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been issued by the Commission or the securities authority of any jurisdiction, (iii) any material required to be filed by the Company pursuant to Rule 433(d) of the 1933 Act Regulations shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433, (iv) the Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b), and (v) there shall not have come to your attention any facts that would cause you to believe that the General Disclosure Package or the Prospectus, at the time it was, or was required to be, delivered or made available to purchasers of the Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.
     (b) The Company shall have requested and caused Clifford Chance US LLP, counsel for the Company, to have furnished to the Representatives and the Selling Stockholders their opinion, dated the Closing Date and addressed to the Representatives, to the matters attached as Exhibit A hereto. In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company or the general partner of the Operating Partnership and public officials. Such opinion shall also cover any amendments or supplements thereto at the Closing Date.
          In addition, Clifford Chance US LLP shall state that, although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus, no facts have come to such counsel’s attention that have caused such counsel to believe that (i) the Registration Statement or any amendment thereto, at the time the Registration Statement or any such amendment became effective, or as of the “new effective date” with respect to the Underwriters and the Securities pursuant to, and within the meaning of, Rule 430B(f)(2), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the General Disclosure Package, at the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, or any amendment or supplement thereto, as of their respective issue dates or at the Closing Date, as the case may be, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, as to which such counsel need express no statement).
     (c) The Selling Stockholders shall have requested and caused Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Selling Stockholders, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the matters attached as Exhibit B hereto. In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Selling Stockholders and public officials. Such opinion shall also cover any amendments or supplements thereto at the Closing Date.
     (d) The Representatives shall have received from Sidley Austin llp, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the disclosure in the Registration Statement, the General Disclosure Package and the Prospectus and other related matters as the Representatives may reasonably require, and the Transaction

Entities shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company or the general partner of the Operating Partnership and public officials. In addition, in rendering such opinion, such counsel may rely on and assume the accuracy of the opinion of Clifford Chance US LLP, dated as of the Closing Date, with respect to matters of Maryland law.
     (e) Each of the Company and the Operating Partnership shall have furnished to the Representatives a certificate, signed by the Chief Executive Officer and the Chief Financial Officer of the Company on behalf of the Company and MHC Trust, for itself and as general partner of the Operating Partnership, respectively, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements to the foregoing, as well as this Agreement, and that:
     (i) the representations and warranties (in each case, subject to the qualifications, if any, described therein) of the Transaction Entities in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Transaction Entities have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date;
     (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, are threatened by the Commission, no notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations has been received by the Company and no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued by the Commission or the securities authority of any jurisdiction; and
     (iii) since the date of the most recent financial statements included or incorporated or deemed incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no material adverse effect on the condition (financial or otherwise), business, earnings, properties, assets or prospects of the Transaction Entities and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.
     (f) The Selling Stockholders shall have furnished to the Representatives and the Company a certificate, signed by one or more authorized officers of the Selling Stockholders on behalf of the Selling Stockholders, dated the Closing Date, to the effect that the representations and warranties (in each case, subject to the qualifications, if any, described therein) of the Selling Stockholders in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the

Selling Stockholders have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date, and confirming that the signers of the certificate have reviewed the General Disclosure Package and the Prospectus and any amendments or supplements to the foregoing with respect to the Selling Stockholder Information.
     (g) At the date hereof, the Representatives and the Selling Stockholders shall have received a letter from Ernst & Young LLP dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.
     (h) On the Closing Date, the Representatives and the Selling Stockholders shall have received a letter, dated the Closing Date, of Ernst & Young LLP, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section 6, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.
     (i) Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there shall not have been (i) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business, assets, prospects or properties of the Transaction Entities and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, (ii) any downgrading in, or withdrawal of, the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), (iii) any suspension or material limitation by the Commission of trading in the Common Stock or trading in securities generally on the NYSE or any setting of minimum or maximum prices on such Exchange, or maximum ranges of prices have been required, by such Exchange or by such system or by order of the Commission, FINRA or any other governmental authority, (iv) any banking moratorium declared either by federal or New York State authorities or (v) any outbreak or significant escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis or any significant change in national or international political, financial or economic condition, the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the General Disclosure Package and the Prospectus.
     (j) On the Closing Date, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.
     (k) At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto.
     (l) On the Closing Date, counsel for the Underwriters shall have been furnished with such other documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Transaction Entities and the Selling Stockholders in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.
     (m) Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
     (n) The Articles Supplementary classifying the Preferred Stock shall have been filed by the Company with the State of Maryland State Department of Assessments and Taxation.
          The Transaction Entities and the Selling Stockholders will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of the Closing Date or otherwise.
          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date, by the Representatives. Notice of such cancellation shall be given to the Company and the Selling Stockholders in writing or by telephone or facsimile confirmed in writing.
          The documents required to be delivered by this Section 6 shall be delivered at the offices of Sidley Austin llp, counsel for the Underwriters, at 787 Seventh Avenue, New York, NY 10019, on the Closing Date.
          7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof (other than Section 6(i)(iii) — (v)) is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. If this Agreement is terminated pursuant to Section 9 hereof by reason of the default of one or more of the Underwriters, the Company and the Selling Stockholders shall not be obligated to reimburse any defaulting Underwriter on account of those expenses. If the Company is required to make any payments to the Underwriters under this Section 7 because of any Selling Stockholder’s refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 6(c), (f), (k), (l) or (m), but in the case of Section 6(l) only if the failure to furnish further information is by the Selling Stockholders, the Selling Stockholders jointly and severally agree to, pro rata in proportion to the percentage of Securities to be sold by each Selling Stockholder, reimburse the Company on demand for all amounts so paid.
          8. Indemnification and Contribution. Each of the Transaction Entities agrees, jointly and severally, to indemnify and hold harmless each Underwriter and Selling Stockholder, the directors, officers, employees and agents of each of them, each person who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act and each affiliate of any of them within the meaning of Rule 405 of the 1933 Act Regulations (i) against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the Rule 430B Information, or in any amendment to the Registration Statement, or in the General Disclosure Package, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or the roadshow materials used in connection with the offer of Securities or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein (other than with respect to the Registration Statement or any amendment thereto, in light of the circumstances under which they were made) or necessary to make the statements therein not misleading, (ii) against any and all loss, claim, damage, liability and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(e) below) any such settlement is effected with the written consent of the Company) and (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) of this Section 8(a); provided, however, none of the Transaction Entities will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein (that information being limited to that described in the last sentence of Section 8(c) hereof). This indemnity agreement will be in addition to any liability which any Transaction Entities may otherwise have.
          (a) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each of the Transaction Entities and their respective directors, officers, employees and agents and each Underwriter, the directors, officers, employees and agents of each Underwriter, each person who controls any of the Transaction Entities or any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act and each affiliate of any of the Transaction Entities or any Underwriter within the meaning of Rule 405 of the 1933 Act Regulations, to the extent and in the manner set forth in clauses (a)(i),(ii) and (iii) above; provided that each Selling Stockholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, the General Disclosure Package, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus or the roadshow materials in reliance upon and in conformity with the Selling Stockholder Information provided by such Selling Stockholder; provided, further, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder.
          (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless each of the Transaction Entities, each of the Company’s directors and each of the Company’s officers who signed the Registration Statement, each person who controls the Transaction Entities within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act and each affiliate of the Transaction Entities within the meaning of Rule 405 of the 1933 Act Regulations and the Selling Stockholders to the same extent as the foregoing indemnity from the Transaction Entities and the Selling Stockholders to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth under the heading “Underwriting,” (i) the list of Underwriters and their respective participation in the sale of the Securities contained in the table following the first paragraph, (ii) the first and second sentences of the fifth paragraph related to the concessions and reallowances and (iii) paragraphs twelve through fifteen, in each case inclusive, related to stabilization, syndicate covering transactions and penalty bids in any preliminary prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any preliminary prospectus or the Prospectus.
          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above to the extent it is not materially prejudiced thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
          (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
          (e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Transaction Entities and the Selling Stockholders on the one hand and the Underwriters on the other hand severally in proportion to their respective commitments to purchase the Securities specified in Schedule II hereto, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Transaction Entities and the Selling Stockholders on the one hand and one or more of the Underwriters on the other hand may be subject in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities and the Selling Stockholders on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder; provided, further, that in no case shall any Selling Stockholder be responsible for any amount in excess of the gross proceeds after underwriting discounts and commission and discounts, but before expenses, to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Transaction Entities and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits, but also the relative fault of the Transaction Entities and the Selling Stockholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Transaction Entities and the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering of the Securities (before deducting expenses) received by the Selling Stockholders; and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Transaction Entities or the Selling Stockholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Transaction Entities, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, each affiliate of any Underwriter within the meaning of Rule 405 of the 1933 Act Regulations and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Transaction Entities or the Selling Stockholders within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, each affiliate of the Transaction Entities or the Selling Stockholders within the meaning of Rule 405 of the 1933 Act Regulations, each officer of the Company who shall have signed the Registration Statement and each director of the Company and the Selling Stockholders, as the case may be, shall have the same rights to contribution as the Transaction Entities and the Selling Stockholders, as the case may be, subject in each case to the applicable terms and conditions of this paragraph (f).
     9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Securities set forth opposite their names in Schedule II hereto bears to the aggregate number of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate number of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholders or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five business days, as the Representatives shall determine in order that the required changes in the Registration Statement, the General Disclosure Package and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.
     10. Termination. This Agreement shall be subject to termination in the discretion of the Representatives, by notice given to the Company and the Selling Stockholders prior to delivery of and payment for the Securities, (a) if at any time prior to such time, (i) trading in the securities of the Company shall have been suspended or materially limited by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum or maximum prices shall have been established on such Exchange, or maximum ranges of prices have been required, by such Exchange or by order of the Commission, (ii) a banking moratorium shall have been declared either by federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic condition, the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the General Disclosure Package and the Prospectus, or (iv) if there has been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package, a Material Adverse Effect or (b) as provided in Sections 6 and 9 hereof.
     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Transaction Entities, the Selling Stockholders or any officer or representative of any of the Transaction Entities or the Selling Stockholders, as the case may be, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Stockholders or the Transaction Entities or any of their respective officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

     12. No Fiduciary Relationship. The Transaction Entities and the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Operating Partnership, the Selling Stockholders or their respective securityholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company, the Operating Partnership or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, the Operating Partnership or any Selling Stockholders on other matters) and no Underwriter has any obligation to the Company, the Operating Partnership or any Selling Stockholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, the Operating Partnership and the Selling Stockholders, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby and each of the Company and the Selling Stockholders has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed to (a) Wells Fargo Securities, LLC, 301 S. College Street, Charlotte, NC 28288, Attention: Transaction Management, (facsimile: (704) 383-9165) (b) Merrill Lynch, Pierce, Fenner & Smith Incorporated at One Bryant Park, New York, New York 10036, Attention: High Grade Transaction Management (facsimile: (212) 548-8511) with a copy to Merrill Lynch, Pierce, Fenner & Smith Incorporated at One Bryant Park, New York, New York 10036, Attention: ECM Legal (facsimile: (212) 230-8730) and (c) Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, NY 10036, Attention: Investment Banking Division (facsimile: (212) 507-8999) with copies to Sidley Austin llp, 787 Seventh Avenue, New York, NY 10019, Attention: Edward F. Petrosky and Bartholomew A. Sheehan III (phone: (212) 839-5300; facsimile: (212) 839-5599); if sent to the Company, will be mailed, delivered or telefaxed to (312) 279-1653 and confirmed to it at Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606, attention of Michael Berman, Executive Vice President and Chief Financial Officer, and Ken Kroot, Senior Vice President — General Counsel, with a copy to Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, Attention: Larry Medvinsky, Esq. (phone: (212) 878-8149; facsimile: (212) 878-8375); or if sent to the Selling Stockholders, will be mailed to c/o Eaton Vance Management, Two International Place, Boston, Massachusetts 02110, facsimile: (617) 672-2021, Attention: REIG Director, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036, facsimile: (212) 735-2000, Attention: David J. Goldschmidt, Esq.
     14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

     15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
     16. Waiver of Jury Trial. The Company, the Operating Partnership, MHC Trust, the Selling Stockholders and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     17. Counterparts. This Agreement may be signed in one or more counterparts (including by facsimile), each of which shall constitute an original and all of which together shall constitute one and the same agreement.
     18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
[Signature Page Follows]

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Operating Partnership, each Selling Stockholder and the several Underwriters.

Very truly yours, EQUITY LIFESTYLE PROPERTIES, INC.
By:	/s/ Kenneth A. Kroot
	Name:	Kenneth A. Kroot
	Title:	Senior Vice President and General Counsel

MHC OPERATING LIMITED PARTNERSHIP
By:	MHC Trust, its general partner, on behalf of the Operating Partnership

By:	/s/ Kenneth A. Kroot
	Name:	Kenneth A. Kroot
	Title:	Senior Vice President and General Counsel

BELAIR REAL ESTATE CORPORATION
BELCREST REALTY CORPORATION
BELMAR REALTY CORPORATION
BELPORT REALTY CORPORATION
BELROSE REALTY CORPORATION
BELVEDERE EQUITY REAL ESTATE
CORPORATION
BELSHIRE REALTY CORPORATION
BELTERRA REALTY CORPORATION

By:	/s/Andrew Frenette
	Name:	Andrew Frenette
	Title:	President

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.
Wells Fargo Securities, LLC
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
Morgan Stanley & Co. Incorporated
as Representatives of the several Underwriters

By:	WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Shawn Cepeda
	Name:	Shawn Cepeda
	Title:	Managing Director

By: MORGAN STANLEY & CO. INCORPORATED
By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director
For themselves and the several Underwriters listed on Schedule II hereto

SCHEDULE I

Number of
Securities
Selling Stockholder	to be Sold
Belair Real Estate Corporation	1,250,000
Belcrest Realty Corporation	2,200,000
Belmar Realty Corporation	1,100,000
Belport Realty Corporation	400,000
Belrose Realty Corporation	1,000,000
Belvedere Equity Real Estate Corporation	750,000
Belshire Realty Corporation	1,000,000
Belterra Realty Corporation	300,000

Total	8,000,000

Sch.I-1

SCHEDULE II

Number of
Securities
Underwriters	to be Purchased
Wells Fargo Securities, LLC	2,400,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,400,000
Morgan Stanley & Co. Incorporated	2,400,000
RBC Capital Markets, LLC	400,000
BB&T Capital Markets, a division of Scott & Stringfellow LLC	200,000
Janney Montgomery Scott LLC	200,000

Total	8,000,000

Sch.II-1

SCHEDULE III
SCHEDULE OF ISSUER FREE WRITING PROSPECTUS INCLUDED IN THE DISCLOSURE PACKAGE
Final Term Sheet (attached hereto)
Sch. III-1

EQUITY LIFESTYLE PROPERTIES, INC.
8.034% Series A Cumulative Redeemable Perpetual Preferred Stock
(Liquidation Preference $25.00 per share)
FINAL PRICING TERMS
(capitalized terms used herein without definition have the meanings ascribed to such terms in the preliminary prospectus supplement dated February 28, 2011)

Issuer:	Equity LifeStyle Properties, Inc. (the “Issuer”)

Title of Shares:	8.034% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share

Number of Shares:	8,000,000

Overallotment Option:	None

Maturity:	Perpetual (unless the Issuer decides to redeem some or all of its Series A Preferred Stock at any time or it is converted by a holder in connection with a Change of Control Triggering Event)

Trade Date:	March 1, 2011

Settlement Date:	March 4, 2011 (T+3)

Distribution Rate:	8.034% per annum of the $25.00 liquidation preference (equivalent to $2.0085 per annum per share)

Distribution Payment Dates:	March 31, June 30, September 30 and December 31, commencing March 31, 2011

Directed Share Program:	At the Issuer’s request, the underwriters have reserved for sale, at the initial public offering price, approximately 10% of the shares of Series A Preferred Stock sold in this offering to some of its directors, some members of its senior management team and some of its business associates and related persons who have indicated an interest to purchase shares.

Conversion Rights:	Upon the occurrence of a Change of Control Triggering Event, investors will have the right, subject to the Issuer’s exercise of its optional redemption right, to convert some or all of their shares of Series A Preferred Stock on the relevant Change of Control Conversion Date into consideration based upon the product that results from multiplying such investor’s number of shares of Series A Preferred Stock being so converted by the lesser of (A) the quotient obtained by dividing (i) the sum of (x) $25.00 plus (y) an amount equal to any accumulated and unpaid distributions on one share of Series A Preferred Stock, whether or not declared, to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock distribution and prior to the corresponding Series A Preferred Stock distribution payment date, in which case the amount pursuant to this subclause (i)(y) shall equal $0.00 in respect of such distribution) by (ii) the Common Stock Price, and (B) 0.8615 (the “Share Cap”), subject to certain adjustments and provisions for the receipt of cash or alternative consideration as described in the prospectus supplement. If the Issuer exercises its optional redemption right in connection with a Change of Control Triggering Event prior to the close of business on the Change of Control Conversion Date, investors will not have any Change of Control Conversion Right.

A “Change of Control Triggering Event” will be deemed to have occurred at such time after the original issuance of the shares of Series A Preferred Stock when the following has occurred:

(i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Issuer entitling that person to exercise more than 50% of the total voting power of all shares of the Issuer entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(ii) following the closing of any transaction referred to in clause (i) above, neither we nor the acquiring or surviving entity has a class of common securities listed on the NYSE, the NYSE Amex Equities, or NYSE Amex, or the NASDAQ Stock Market, or NASDAQ, or listed on an exchange.

The “Change of Control Conversion Date” will be a business day that is no less than 20 days nor more than 35 days after the date on which the Issuer provides notice to holders of the Series A Preferred Stock of the Change of Control Triggering Event.

“Common Stock Price” will be (i) if the consideration to be received in the Change of Control Triggering Event by holders of shares of the Issuer’s common stock is solely cash, the amount of cash consideration per share of common stock being paid to holders of shares of the Issuer’s common stock in connection with the Change of Control Triggering Event, and (ii) if the consideration to be received in the Change of Control Triggering Event by holders of the Issuer’s shares of

2

common stock is other than solely cash, the average of the closing price per share of common stock on the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control Triggering Event.

Optional Redemption:	The Issuer may, at its option, redeem the Series A Preferred Stock in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share of Series A Preferred Stock plus accumulated and unpaid distributions, whether or not declared, to, but not including, the date of redemption.

Yield:	8.115%

Public Offering Price:	$24.75 per share

Purchase Price by Underwriters:	$23.9704 per share

Net Proceeds to Selling Stockholders (before expenses):	$191,763,200

Underwriting Discount:	$0.7796 per share

Underwriters:	Joint Book-Running Managers
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Wells Fargo Securities, LLC

Senior Co-Manager
RBC Capital Markets, LLC

Co-Managers
BB&T Capital Markets, a division of Scott & Stringfellow, LLC Janney Montgomery Scott LLC

Listing/Symbol:	NYSE / “ELSPrA”

ISIN:	29472R207

CUSIP:	US29472R2076
     The issuer has filed a registration statement (including a prospectus dated May 6, 2009 and a preliminary prospectus supplement dated February 28, 2011) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the related preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and preliminary prospectus supplement if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322, Morgan Stanley & Co. Incorporated toll-free at 1-866-718-1649 or Wells Fargo Securities, LLC toll-free at 1-800-326-5897.

3

Exhibit A
Opinion of Clifford Chance US LLP
     (i) the Company is duly incorporated and validly existing as a corporation and is in good standing with the State Department of Assessments and Taxation of Maryland (“ SDAT”). The Company has the corporate power and authority to own and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under the Exchange Agreement and the Underwriting Agreement, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except to the extent that the failure to be so qualified would not have, or reasonably be expected to have, a Material Adverse Effect;
     (ii) the Operating Partnership is duly organized and is validly existing as a limited partnership and is in good standing with the Secretary of State of Illinois. The Operating Partnership has the partnership power and authority to own and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; and to enter into and perform its obligations under the Exchange Agreement and the Underwriting Agreement, and is duly qualified or registered as a foreign partnership to transact business and is in good standing under the laws of each jurisdiction which requires such qualification, except to the extent that the failure to be so qualified would not have, or reasonably be expected to have, a Material Adverse Effect. The General Partner is the sole general partner of the Operating Partnership, and the aggregate percentage interests of the Company and the General Partner in the Operating Partnership are as stated in the Registration Statement, the General Disclosure Package and the Prospectus;
     (iii) the General Partner has been duly organized as a statutory real estate investment trust (“ REIT”) under Maryland REIT Law and is in good standing with the SDAT. The General Partner has the trust power and authority to own its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; the Company is the beneficial owner of the General Partner;
     (iv) each Significant Subsidiary has been duly organized and is validly existing as a corporation, REIT, limited partnership or limited liability company in good standing under the laws of the jurisdiction in which such Significant Subsidiary is organized, with full power and authority (corporate or otherwise) to own and to operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation, REIT, limited partnership or limited liability company, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except to the extent that the failure to be so qualified would not have, or reasonably be expected to have, a Material Adverse Effect; other than the General Partner, the Operating Partnership, MHC-DeAnza Financing LP, Realty Systems, Inc. and MHC TT, Inc., the Company has no “significant subsidiaries” as such term is defined in Rule 1-02 of Regulation S-X of the rules and regulations of the Commission under the 1933 Act;
     (v) the terms of the Preferred Stock conform, in all material respects, to the descriptions thereof contained in each of the Registration Statement, the General Disclosure Package and the Prospectus; to our knowledge, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus: (a) no shares of Common Stock are reserved

Exh. A-1

for issuance upon conversion, redemption or exchange or for any other purpose; (b) there are no outstanding securities convertible or exchangeable for any shares of Common Stock; and (c) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of Common Stock or any other securities of the Company;
     (vi) the Company has the corporate power to (x) authorize, issue and exchange the Securities in the manner contemplated by the Exchange Agreement, and (y) exchange the OP Preferred Units for the Securities as contemplated by the Exchange Agreement. The Securities have been duly authorized, issued and delivered by the Company to the Selling Stockholders in accordance with the applicable resolutions and the Exchange Agreement against payment of the consideration set forth therein, and the Securities are validly issued, fully paid and nonassessable and conform, in all material respects, to the description thereof contained in each of the Registration Statement, the General Disclosure Package and the Prospectus. The issuance of the Securities by the Company was not subject to preemptive or other similar rights arising under the Maryland General Corporation Law (the “MGCL”), the charter or the by-laws, or any agreement or other instrument known to us to which the Company is a party. The Preferred Stock Certificate complies in all material respects with the applicable statutory requirements under the MGCL and the charter and the by-laws and the NYSE;
     (vii) The OP Preferred Units have been duly and validly authorized, have been, validly issued, fully paid and are nonassessable, and have been offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws), and conform, in all material respects, to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.
     (viii) the Underwriting Agreement has been duly authorized, executed and delivered by each Transaction Entity which is a party thereto;
     (ix) the Exchange Agreement has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership and, assuming due authorization, execution and delivery by the parties thereto (other than the Company and the Operating Partnership), is a valid and binding agreement of each of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws relating to creditors’ rights and general principles of equity and except as rights to indemnify and contribution thereunder may be limited by applicable law or policies underlying such law. The Exchange Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus;
     (x) the execution, delivery and performance of the Partnership Agreement has been duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of each Transaction Entity party thereto. The Partnership Agreement constitutes the valid and binding obligation of each Transaction Entity party thereto, enforceable against each Transaction Entity party thereto, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity);

Exh. A-2

     (xi) The Registration Statement, at the date it became effective and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act, the General Disclosure Package, as of the Applicable Time, the Prospectus, as of its date and as of the date hereof, and the documents incorporated by reference in the Prospectus, at the time when they were first filed with the Commission (in each case, except for the financial statements and schedules and any other financial and statistical data derived from such financial statements and schedules contained therein or excluded therefrom, as to which we express no opinion), complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act of 1934, as applicable, and the rules and regulations promulgated thereunder;
     (xii) To our knowledge, there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which any of the Company, the Operating Partnership, the General Partner or the Significant Subsidiaries or any of their respective directors, officers or trustees is a party or to which any of their respective properties is subject at law or in equity before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement, the Prospectus or the General Disclosure Package but are not so described;
     (xiii) No approval, authorization, consent or order of or filing with any federal, Maryland, Illinois or New York State regulatory commission, board, court, body, authority or agency is required in connection with the issuance and sale of the Securities by the Company in accordance with the Exchange Agreement and consummation by the Company and the Operating Partnership of the transactions contemplated by the Underwriting Agreement other than such as have been obtained or made under the Securities Act (except such counsel need express no opinion as to any qualification under the state securities, foreign securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters or under the rules and regulations of the Financial Industry Regulatory Authority);
     (xiv) The execution, delivery and performance of the Underwriting Agreement, the Exchange Agreement and the Registration Rights Agreement by the Company and the Operating Partnership, as the case may be, does not and will not result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) (i) the organizational documents of the Company and the Operating Partnership, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or affected and which have been filed as exhibits to the Registration Statement or incorporated by reference therein, (iii) any federal, Maryland or New York State law or regulation binding upon the Company or the Operating Partnership or their respective properties or assets, or (iv) to our knowledge, any decree, judgement or order applicable to the Company or the Operating Partnership;
     (xv) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, to our knowledge, neither the Company nor the Operating Partnership is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under (i) the organizational documents of the Company and the Operating Partnership, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties or assets may

Exh. A-3

be bound or affected and which have been filed as exhibits to the Registration Statement or incorporated by reference therein;
     (xvi) Neither the Company, the Operating Partnership, the General Partner nor any “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X of the rules and regulations of the Commission under the Securities Act) are subject to registration as an investment company under the Investment Company Act of 1940, as amended, and the transactions contemplated by the Underwriting Agreement will not cause the Company, the Operating Partnership, the General Partner or any significant subsidiary to become an investment company subject to registration under such Act;
     (xvii) Commencing with its taxable year ended December 31, 1999, the Company was organized and has operated in conformity with the requirements for qualification as a REIT under the Code, and the Company’s method of operation, as described in the Registration Statement, the General Disclosure Package and the Prospectus and as represented by the Company, will permit the Company to continue to so qualify;
     (xviii) To our knowledge, there is no contract or other document to which any of the Transaction Entities is a party of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required;
     (xix) The statements included in the Prospectus and the General Disclosure Package under the headings “Description of Common Stock”, “Description of Preferred Stock”, “Description of the Series A Preferred Stock”, “The Operating Partnership Agreement” and “Material U.S. Federal Income Tax Considerations,” and in the Form 10-K for the year ended December 31, 2010, under the heading “Legal Proceedings,” insofar as such statements constitute a summary of the legal matters, agreements, documents or proceedings discussed therein, constitute accurate summaries or descriptions thereof in all material respects;
     (xx) The Operating Partnership has been classified as a partnership under Sections 761 and 7701 of the Code (and not as a “publicly traded partnership” under Section 7704(b) of the Code) for each of the taxable years ended December 31, 1999 through December 31, 2010 and will continue to be so treated;

Exh. A-4

Exhibit B
Opinion of Skadden, Arps, Slate, Meager & Flom LLP
     (i) Each of the Transaction Agreements has been duly authorized, executed and delivered by all requisite corporate action on the part of each Opinion Party under the DGCL.
     (ii) The Exchange Agreement constitutes the valid and binding obligation of each Opinion Party, enforceable against such Opinion Party in accordance with its terms under the laws of the State of New York.
     (iii) Neither the execution and delivery by each Opinion Party of the Transaction Agreements nor the consummation by such Opinion Party of the transactions contemplated thereby, including the sale and delivery of the Securities: (i) conflicts with the Organizational Documents of such Opinion Party or (ii) contravenes any Scheduled Order to which such Opinion Party is subject.
     (iv) Neither the execution and delivery by each Opinion Party of the Transaction Agreements nor the consummation by such Opinion Party of the transactions contemplated thereby, including the sale and delivery of the Securities: (i) violates any law, rule or regulation of the State of New York, the DGCL or the United States of America or (ii) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of the State of New York, the DGCL or the United States of America except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.
     (vi) An action based on an adverse claim (within the meaning of Section 8-102 of the New York UCC) to the financial asset consisting of the Securities deposited in or held by the Depository Trust Company (“DTC”), whether such action is framed in conversion, replevin, constructive trust, equitable lien, or other theory, may not be successfully asserted against Wells Fargo Securities, LLC, as lead representative for the Underwriters (the “Representative”), assuming that the Representative acquires security entitlements with respect to such Securities from DTC and neither the Representative nor any other Underwriter has notice of any adverse claims with respect to such financial asset.
Exh. B-1

Exhibit C
February 28, 2011
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
Morgan Stanley & Co. Incorporated
Wells Fargo Securities, LLC
as Representatives of the several
Underwriters to be named in the
within-mentioned Underwriting Agreement
c/o Wells Fargo Securities, LLC
301 S. College Street
Charlotte, North Carolina 28288
Re: Offering by the Selling Stockholders of 8,000,000 shares of Equity LifeStyle Properties, Inc.
       8.034% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Offering”)
Dear Sirs:
     We, the undersigned sellers (the “Selling Stockholders”) of 8.034% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share (the “Preferred Stock”) to be issued by Equity Lifestyle Properties, Inc., a Maryland corporation (the “Company”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company, MHC Operating Limited Partnership and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and Wells Fargo Securities, LLC (“Wells Fargo”, and together with Merrill Lynch and Morgan Stanley, the “Representatives”), relating to the public offering of shares of the Preferred Stock. In recognition of the benefit that such an offering will confer upon the undersigned as Selling Stockholders of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 60 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Preferred Stock or any securities convertible into or exchangeable or exercisable for Preferred Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed, within the 60-day period, any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up
Exh. C-1

Securities, whether any such swap or transaction is to be settled by delivery of Preferred Stock or other securities, in cash or otherwise.
     Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer or exchange the Lock-Up Securities without the prior written consent of the Representatives, provided that (1) the Representatives receive a signed lock-up agreement for the balance of the lockup period from each distributee or transferee, as the case may be, (2) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (3) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:
(a) as a distribution to limited partners or stockholders of the undersigned;
(b) to the undersigned’s affiliates or other entity controlled or managed by the undersigned; or
(c) as a result of an exchange of the undersigned’s OP Preferred Units (as such term is defined in the Underwriting Agreement) into Preferred Stock.
     Furthermore, the undersigned may sell shares of Preferred Stock purchased by the undersigned on the open market following the Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.
     The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.
     This Agreement shall terminate up on the waiver or consent of the Representatives to the disposition of any Preferred Stock by the Company pursuant to Section 5(j) of the Underwriting Agreement.
[SIGNATURE PAGE FOLLOWS]
Exh. C-2

Very truly yours,

BELAIR REAL ESTATE CORPORATION
BELCREST REALTY CORPORATION
BELMAR REALTY CORPORATION
BELPORT REALTY CORPORATION
BELROSE REALTY CORPORATION
BELVEDERE EQUITY REAL ESTATE
          CORPORATION
BELSHIRE REALTY CORPORATION
BELTERRA REALTY CORPORATION

By:
Name:
Title:

Exh. C-3